                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 14a-11(c) or 14a-12


                  MORGAN STANLEY AFRICA INVESTMENT FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                  MORGAN STANLEY AFRICA INVESTMENT FUND, INC.
                    C/O MORGAN STANLEY ASSET MANAGEMENT INC.
                          1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To Our Stockholders:


     Notice is hereby given that the Annual Meeting of Stockholders of Morgan Stanley Africa Investment Fund, Inc. (the "Fund") will be held on Monday, June 3, 1996, at 4:00 P.M. (New York time), in Conference Room 3 at 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020, for the following purposes:


          1. To elect three Class I Directors for a term of three years.

          2. To ratify or reject the selection by the Board of Directors of Price Waterhouse LLP as independent accountants of the Fund for the fiscal year ending December 31, 1996.

          3. To approve or disapprove the Investment Advisory and Management Agreement between the Fund and Morgan Stanley Asset Management Inc.

          4. If properly introduced at the Meeting, to approve or disapprove a stockholder proposal requesting and recommending that the Board of Directors of the Fund take the steps necessary, including amendment of the Fund's existing Charter and/or By-Laws, to revise certain fundamental investment policies.

          5. If properly introduced at the Meeting, to approve or disapprove a stockholder proposal requesting and recommending that the Board of Directors of the Fund take the steps necessary, including amendment of the Fund's existing Charter and/or By-Laws, to ensure that there will be no rights offering by the Fund at any time in the future.

          6. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 26, 1996 are entitled to notice of, and to vote at, this Meeting or any adjournment thereof.

                                          VALERIE Y. LEWIS
                                          Secretary


Dated: May 17, 1996


     IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                  MORGAN STANLEY AFRICA INVESTMENT FUND, INC.
                    C/O MORGAN STANLEY ASSET MANAGEMENT INC.
                          1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                            ------------------------

                                PROXY STATEMENT

                            ------------------------


     This statement is furnished by the Board of Directors of Morgan Stanley Africa Investment Fund, Inc. (the "Fund") in connection with the solicitation of Proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Monday, June 3, 1996, at 4:00 P.M. (New York time), in Conference Room 3 at the principal executive office of Morgan Stanley Asset Management Inc. (hereinafter "MSAM" or the "Manager"), 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about May 20, 1996.


     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance at the Meeting. If no instructions are specified, shares will be voted FOR the election of Directors and FOR the other proposals except the two stockholder proposals, which management will vote against. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Meeting.

     The close of business on April 26, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had 15,448,477 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting.

     The expense of solicitation will be borne by the Fund and will include reimbursement to brokerage firms and others for expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of Proxies will be largely by mail, but may include, without cost to the Fund, telephonic, telegraphic or oral communications by regular employees of the Manager. The solicitation of Proxies is also expected to include communications by employees of Shareholder Communications Corporation, a proxy solicitation firm expected to be engaged by the Fund at a cost not expected to exceed $5,000 plus expenses.

     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, TO ANY STOCKHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL REPORT SHOULD BE MADE IN WRITING TO MORGAN STANLEY AFRICA INVESTMENT FUND, INC., C/O CHASE GLOBAL FUNDS SERVICES COMPANY, P.O. BOX 2798, BOSTON, MASSACHUSETTS 02208-2798, OR BY CALLING 1-800-221-6726.

     Chase Global Funds Services Company is an affiliate of the Fund's administrator, The Chase Manhattan Bank, N.A. ("Chase Bank"), and provides administrative services to the Fund. The business address of Chase Bank is One Chase Manhattan Plaza, New York, New York 10081, and the business address of Chase Global Funds Services Company is 73 Tremont Street, Boston, Massachusetts 02108.

     The Board recommends that the stockholder vote in favor of each of the matters mentioned in Items 1, 2 and 3 of the Notice of Annual Meeting and against the stockholder proposals mentioned in Items 4 and 5 of the Notice of Annual Meeting.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the Meeting, three Directors will be elected to hold office for a term of three years and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of Proxy to vote, on behalf of the stockholders, for the election of Peter J. Chase, David B. Gill and Warren J. Olsen as Class I Directors.

     On or about the same date as the Meeting, each of the other closed-end, U.S. registered investment companies advised by MSAM (except Morgan Stanley India Investment Fund, Inc.) also is holding a meeting of stockholders at which, among other things, such stockholders are considering a proposal to elect as Class I directors of such other investment companies the same people nominated to be Class I Directors of the Fund. Accordingly, if elected, all of the nominees for Directors of the Fund also will act as directors of The Brazilian Investment Fund, Inc., The Latin American Discovery Fund, Inc., The Malaysia Fund, Inc., Morgan Stanley Asia-Pacific Fund, Inc., Morgan Stanley Emerging Markets Debt Fund, Inc., Morgan Stanley Emerging Markets Fund, Inc., Morgan Stanley Global Opportunity Bond Fund, Inc., The Morgan Stanley High Yield Fund, Inc., The Pakistan Investment Fund, Inc., The Thai Fund, Inc. and The Turkish Investment Fund, Inc. (collectively, with the Fund, the "MSAM closed-end funds"). The Board believes that this arrangement enhances the ability of the Directors to deal expeditiously with administrative matters common to the MSAM closed-end funds, such as evaluating the performance of common service providers, including MSAM and the administrators, transfer agents, custodians and accountants for the MSAM closed-end funds.

     Pursuant to the Fund's By-Laws, the terms of office of the Directors are staggered. The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a term of three years. Each year the term of one class expires. Class I consists of Peter J. Chase, David B. Gill and Warren J. Olsen. Class II consists of John W. Croghan, Graham
E. Jones and Frederick B. Whittemore. Class III consists of Barton M. Biggs, John A. Levin and William G. Morton, Jr. Only the Directors in Class I are being considered for election at this Meeting.

     Pursuant to the Fund's By-Laws, each Director holds office until (i) the expiration of his term and until his successor has been elected and qualified,
(ii) his death, (iii) his resignation, (iv) December 31 of the year in which he reaches seventy-three years of age, or (v) his removal as provided by statute or the Articles of Incorporation.

     The Board of Directors has an Audit Committee. The Audit Committee makes recommendations to the full Board of Directors with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect on the Fund's financial operations. The members of the Audit Committee are currently John W. Croghan, John A. Levin and William G. Morton, Jr., none of whom is an "interested person," as defined under the Investment Company Act of 1940, as amended (the "1940 Act"). The Chairman of the Audit Committee is Mr. Levin. The Audit Committee met twice during the fiscal year ended December 31, 1995. The Board of Directors does not have nominating or compensation committees or other committees performing similar functions.

     There were four meetings of the Board of Directors held during the fiscal year ended December 31, 1995. For the fiscal year ended December 31, 1995, each current Director, during his tenure, attended at least seventy-five percent of the aggregate number of meetings of the Board and of any committee on which he served.

     Each of the nominees for Director has consented to be named in this Proxy Statement and to serve as a director if elected. The Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a director, but if that should occur before the Meeting, Proxies will be voted for such persons as the Board of Directors may recommend.

     Certain information regarding the Directors and executive officers of the Fund is set forth below:

                                                                                               COMMON
                                                                                                STOCK         SHARE
                                                                                             BENEFICIALLY  EQUIVALENTS
                                                                                             OWNED AS OF   OWNED UNDER
                                 POSITION WITH          PRINCIPAL OCCUPATIONS                 APRIL 26,    DEFERRED FEE   PERCENT-
NAME AND ADDRESS                   THE FUND             AND OTHER AFFILIATIONS         AGE     1996**      ARRANGEMENTS+    AGE
------------------------------- --------------- -------------------------------------- ---   -----------   ------------   -------
Barton M. Biggs*............... Director and    Chairman, Director and Managing        63            0           --         ***
  1221 Avenue of the Americas     Chairman of   Director of Morgan Stanley Asset
  New York, New York 10020        the Board       Management Inc. and Chairman and
                                  since 1994      Director of Morgan Stanley Asset
                                                  Management Limited; Managing
                                                  Director of Morgan Stanley & Co.
                                                  Incorporated; Director of Morgan
                                                  Stanley Group Inc.; Member of the
                                                  Investment Advisory Council of The
                                                  Thailand Fund; Director of the Rand
                                                  McNally Company; Member of the Yale
                                                  Development Board; Director and
                                                  Chairman of the Board of sixteen
                                                  U.S. registered investment companies
                                                  managed by Morgan Stanley Asset
                                                  Management Inc.
Peter J. Chase................. Nominee;        Chairman and Chief Financial Officer,  63          500            0         ***
  1441 Paseo De Peralta           Director        High Mesa Technologies, LLC;
  Santa Fe, New Mexico 87501      since 1995      Chairman of CGL, Inc.; Director of
                                                  twelve U.S. registered investment
                                                  companies managed by Morgan Stanley
                                                  Asset Management Inc.; Member of the
                                                  Investment Advisory Council of The
                                                  Thailand Fund.
John W. Croghan................ Director        Chairman of Lincoln Capital Management 65        1,000          215         ***
  200 South Wacker Drive          since 1995      Company; Director of St. Paul
  Chicago, Illinois 60606                         Bancorp, Inc. and Lindsay
                                                  Manufacturing Co.; Director of
                                                  twelve U.S. registered investment
                                                  companies managed by Morgan Stanley
                                                  Asset Management Inc.; Previously
                                                  Director of Blockbuster
                                                  Entertainment Corporation.
David B. Gill.................. Nominee;        Director of twelve U.S. registered     69          533           --         ***
  3042 Cambridge Place, N.W.      Director        investment companies managed by
  Washington, D.C. 20007          since 1995      Morgan Stanley Asset Management
                                                  Inc.; Director of the Mauritius Fund
                                                  Limited; Director of Moneda Chile
                                                  Fund Limited; Member of Investment
                                                  Advisory Council of The Thailand
                                                  Fund; Chairman of the Advisory Board
                                                  of Advent Latin American Private
                                                  Equity Fund; Chairman and Director
                                                  of Norinvest Bank; Director of
                                                  Surinvest International Limited;
                                                  Director of National Registry
                                                  Company. Previously Director of
                                                  Capital Markets Department of the
                                                  International Finance Corporation;
                                                  Trustee, Batterymarch Finance
                                                  Management; Chairman and Director of
                                                  Equity Fund of Latin America S.A.
                                                  and Director of Commonwealth Equity
                                                  Fund Limited; and Director of Global
                                                  Securities, Inc.

                                                                                               COMMON
                                                                                                STOCK         SHARE
                                                                                             BENEFICIALLY  EQUIVALENTS
                                                                                             OWNED AS OF   OWNED UNDER
                                 POSITION WITH          PRINCIPAL OCCUPATIONS                 APRIL 26,    DEFERRED FEE   PERCENT-
NAME AND ADDRESS                   THE FUND             AND OTHER AFFILIATIONS         AGE     1996**      ARRANGEMENTS+    AGE
------------------------------- --------------- -------------------------------------- ---   -----------   ------------   -------
Graham E. Jones................ Director        Senior Vice President of BGK           63          500            0         ***
  P.O. Box 428                    since 1995    Properties; Trustee of nine funds
  Arroyo Seco, New Mexico 87514                   managed by Weiss, Peck & Greer;
                                                  Trustee of eleven funds managed by
                                                  Morgan Grenfell Capital Management
                                                  Incorporated; Director of twelve
                                                  U.S. registered investment companies
                                                  managed by Morgan Stanley Asset
                                                  Management Inc.; Member of the
                                                  Investment Advisory Council of The
                                                  Thailand Fund. Previously Chief
                                                  Financial Officer of Practice
                                                  Management Systems, Inc.
John A. Levin.................. Director        President of John A. Levin & Co.,      57        1,000           56         ***
  One Rockefeller Plaza           since 1995    Inc.; Director of thirteen U.S.
  New York, New York 10020                        registered investment companies
                                                  managed by Morgan Stanley Asset
                                                  Management Inc.
William G. Morton, Jr.......... Director        Chairman and Chief Executive Officer   59          894            0         ***
  1 Boston Place                  since 1994    of Boston Stock Exchange; Director of
  Boston, Massachusetts 02108                     Tandy Corporation; Director of
                                                  twelve U.S. registered investment
                                                  companies managed by Morgan Stanley
                                                  Asset Management Inc.
Warren J. Olsen*............... Nominee;        Principal of Morgan Stanley & Co.      39            0           --         ***
  1221 Avenue of the Americas     Director and    Incorporated and Morgan Stanley
  New York, New York 10020        President       Asset Management Inc.; Director and
                                  since 1994      President of sixteen U.S. registered
                                                  investment companies managed by
                                                  Morgan Stanley Asset Management Inc.
Frederick B. Whittemore*....... Director and    Advisory Director of Morgan Stanley &  65            0           --         ***
  1585 Broadway                   Vice- Chairman   Co. Incorporated; Chairman for the
  New York, New York 10036        since 1995      United States National Committee for
                                                  Pacific Economic Cooperation;
                                                  Director and Vice-Chairman of
                                                  fifteen U.S. registered investment
                                                  companies managed by Morgan Stanley
                                                  Asset Management Inc. Previously
                                                  Managing Director of Morgan Stanley
                                                  & Co. Incorporated.
James W. Grisham*.............. Vice            Principal of Morgan Stanley & Co.      54          335           --         ***
  1221 Avenue of the Americas     President       Incorporated and Morgan Stanley
  New York, New York 10020        since 1994      Asset Management Inc.; Vice
                                                  President of Morgan Stanley Asset
                                                  Management Inc.; Officer of various
                                                  investment companies managed by
                                                  Morgan Stanley Asset Management Inc.
Harold J. Schaaff, Jr.*........ Vice            Principal of Morgan Stanley & Co.      35            0           --         ***
  1221 Avenue of the Americas     President       Incorporated and Morgan Stanley
  New York, New York 10020        since 1994      Asset Management Inc.; General
                                                  Counsel and Secretary of Morgan
                                                  Stanley Asset Management Inc.;
                                                  Officer of various investment
                                                  companies managed by Morgan Stanley
                                                  Asset Management Inc.

                                                                                               COMMON
                                                                                                STOCK         SHARE
                                                                                             BENEFICIALLY  EQUIVALENTS
                                                                                             OWNED AS OF   OWNED UNDER
                                 POSITION WITH          PRINCIPAL OCCUPATIONS                 APRIL 26,    DEFERRED FEE   PERCENT-
NAME AND ADDRESS                   THE FUND             AND OTHER AFFILIATIONS         AGE     1996**      ARRANGEMENTS+    AGE
------------------------------- --------------- -------------------------------------- ---   -----------   ------------   -------
Joseph P. Stadler*............. Vice            Vice President of Morgan Stanley & Co. 41            0           --         ***
  1221 Avenue of the Americas     President       Incorporated and Morgan Stanley
  New York, New York 10020        since 1994      Asset Management Inc.; Officer of
                                                  various investment companies managed
                                                  by Morgan Stanley Asset Management
                                                  Inc. Previously with Price
                                                  Waterhouse LLP.
Valerie Y. Lewis*.............. Secretary       Vice President of Morgan Stanley & Co. 40            0           --         ***
  1221 Avenue of the Americas     since 1994      Incorporated and Morgan Stanley
  New York, New York 10020                        Asset Management Inc.; Officer of
                                                  various investment companies managed
                                                  by Morgan Stanley Asset Management
                                                  Inc. Previously with Citicorp.
James R. Rooney................ Treasurer       Assistant Vice President and Manager   37            0           --         ***
  73 Tremont Street               since 1994    of Fund Administration, Chase Global
  Boston, Massachusetts 02108                     Funds Services Company; Officer of
                                                  various investment companies managed
                                                  by Morgan Stanley Asset Management
                                                  Inc. Previously Assistant Vice
                                                  President and Manager of Fund
                                                  Compliance and Control, Scudder
                                                  Stevens & Clark Inc. and Audit
                                                  Manager, Ernst & Young LLP.
Joanna M. Haigney.............. Assistant       Supervisor, Fund Administration, Chase 29            0           --         ***
  73 Tremont St.                  Treasurer       Global Funds Services Company;
  Boston, Massachusetts 02108     since 1995      Officer of various investment
                                                  companies managed by Morgan Stanley
                                                  Asset Management Inc. Previously
                                                  Audit Supervisor, Coopers & Lybrand
                                                  LLP.
                                                                                             -----------        ---       -------
All Directors and Officers as a Group.................................................           4,762          271         ***
                                                                                             =========      =======      =======


---------------

  * "Interested person" within the meaning of the 1940 Act, as amended. Mr. Biggs is chairman, director and managing director of the Manager, and Messrs. Olsen, Grisham, Schaaff and Stadler and Ms. Lewis are officers of the Manager. Mr. Whittemore is an Advisory Director of Morgan Stanley & Co. Incorporated, an affiliate of the Manager and a registered broker-dealer, and he owns a beneficial interest in Morgan Stanley Group Inc.

 ** This information has been furnished by each Director and officer.

*** Less than 1%.

  + Indicates share equivalents owned by the Directors and held in bookkeeping accounts by the Fund on behalf of the Directors in connection with the deferred fee arrangements described below.

     Each officer of the Fund will hold such office until a successor has been duly elected and qualified.

     The Fund pays each of its Directors who is not a director, officer or employee of MSAM or its affiliates, in addition to certain out-of-pocket expenses, an annual fee of $6,000. Each of the members of the Fund's Audit Committee receives an additional fee of $1,100 for serving on such committee. Aggregate fees and expenses paid or payable to the Board of Directors for the fiscal year ended December 31, 1995 were approximately $40,000.

     Each of the Directors who is not an "affiliated person" of MSAM within the meaning of the 1940 Act may enter into a deferred fee arrangement (the "Fee Arrangement") with the Fund, pursuant to which such Director defers to a later date the receipt of his Director's fees. The deferred fees owed by the Fund are credited to a bookkeeping account maintained by the Fund on behalf of such Director and accrue income from and after the date of credit in an amount equal to the amount that would have been earned had such fees (and all income earned thereon) been invested and reinvested either (i) in shares of the Fund or (ii) at a rate equal to the prevailing rate applicable to 90-day United States Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, whichever method is elected by the Director.

     Under the Fee Arrangement, deferred Director's fees (including the return accrued thereon) will become payable in cash upon such Director's resignation from the Board of Directors in generally equal annual installments over a period of five years (unless the Fund has agreed to a longer or shorter payment period) beginning on the first day of the year following the year in which such Director's resignation occurred. In the event of a Director's death, remaining amounts payable to him under the Fee Arrangement will thereafter be payable to his designated beneficiary; in all other events, a Director's right to receive payments is non-transferable. Under the Fee Arrangement, the Board of Directors of the Fund, in its sole discretion, has reserved the right, at the request of a Director or otherwise, to accelerate or extend the payment of amounts in the deferred fee account at any time after the termination of such Director's service as a director. In addition, in the event of liquidation, dissolution or winding-up of the Fund or the distribution of all or substantially all of the Fund's assets and property to its stockholders (other than in connection with a reorganization or merger into another fund advised by MSAM), all unpaid amounts in the deferred fee account maintained by the Fund will be paid in a lump sum to the Directors participating in the Fee Arrangement on the effective date thereof.

     Currently, John W. Croghan and John A. Levin are the only Directors who have entered into the Fee Arrangement with the Fund.

     Set forth below is a table showing the aggregate compensation paid or payable by the Fund to each of its Directors, as well as the total compensation paid to each Director by the Fund and by other U.S. registered investment companies advised by MSAM or its affiliates (collectively, the "Fund Complex"), for their services as Directors of such investment companies for the fiscal year ended December 31, 1995.

                                                        PENSION OR
                                       AGGREGATE        RETIREMENT      TOTAL COMPENSATION   NUMBER OF FUNDS IN
                                      COMPENSATION   BENEFITS ACCRUED     FROM FUND AND       FUND COMPLEX FOR
                                          FROM        AS PART OF THE    FUND COMPLEX PAID      WHICH DIRECTOR
          NAME OF DIRECTOR             FUND(2)(3)    FUND'S EXPENSES    TO DIRECTORS(2)(4)       SERVES(5)
------------------------------------  ------------   ----------------   ------------------   ------------------
Barton M. Biggs(1)                       $    0            None              $      0                16
Frederick B. Whittemore(1)                    0            None                28,254                15
Warren J. Olsen(1)                            0            None                     0                16
James J. Biundo(6)                        3,650            None                10,604                 2
Peter J. Chase                            3,000            None                47,300                12
John W. Croghan                           3,651            None                48,645                12
David B. Gill                             3,000            None                46,719                12
Gerard E. Jones(6)                        4,100            None                78,822                 9
Graham E. Jones                           3,000            None                47,673                12
John A. Levin                             3,550            None                49,546                13
William G. Morton, Jr.                    7,050            None                48,400                12
Fergus Reid(6)                            3,650            None                56,388                 5
Leslie Ann Shad(6)                        3,500            None                 3,500                 1

---------------
(1) "Interested persons" of the Fund within the meaning of the 1940 Act. Messrs. Biggs and Olsen do not receive any compensation from the Fund or any other investment company in the Fund Complex for their services as a director of such investment companies.

(2) The amounts reflected in this table include amounts payable by the Fund and the Fund Complex for services rendered during the fiscal year ended December 31, 1995, regardless of whether such amounts were actually received by the Directors during such fiscal year.

(3) Mr. Croghan earned $1,876 in deferred compensation from the Fund, pursuant to the deferred fee arrangements described above, including any capital gains or losses or interest associated therewith, during the fiscal year ended December 31, 1995. Such amounts are included in the aggregate compensation from the Fund reported in this table.

(4) Mr. Croghan earned $35,657, Mr. Gill earned $26,719, Mr. Graham E. Jones earned $21,723 and Mr. Levin earned $21,796 in deferred compensation from the Fund and the Fund Complex, pursuant to the deferred fee arrangements described above, including any capital gains or losses or interest associated therewith, during the fiscal year ended December 31, 1995. Such amounts are included in these Directors' respective aggregate compensations from the Fund and the Fund Complex reported in this table.

(5) Indicates the total number of boards of directors of investment companies in the Fund Complex on which the Director served at any time during the fiscal year ended December 31, 1995.

(6) Messrs. Gerard E. Jones and Reid and Ms. Shad served as Directors until the expiration of their terms on June 26, 1995. Mr. Biundo served as a Director of the Fund until he resigned in 1995. As of the date hereof, Mr. Gerard E. Jones and Mr. Reid serve as directors on four, and Mr. Biundo and Ms. Shad do not serve as directors on any, boards of directors of investment companies in the Fund Complex.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange, Inc. Certain Forms 3--Initial Statement of Beneficial Ownership of Securities and 5--Annual Statement of Beneficial Ownership of Securities were filed late by management of the Fund, which had undertaken to file such forms on behalf of the Directors and officers of the Fund. A Form 3 was filed late for each of Messrs. Chase, Croghan, Gill, Graham E. Jones, Levin and Whittemore. A Form 5 was filed late for each of Mr. Biggs with respect to three transactions in the shares of the Fund, and Messrs. Gill, Morton and Grisham with respect to one transaction in the shares of the Fund.

     The election of Messrs. Chase, Gill and Olsen requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Under the Fund's By-Laws, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES AS DIRECTORS.

                      SELECTION OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected Price Waterhouse LLP as independent accountants for the Fund for the fiscal year ending December 31, 1996. The ratification of the selection of independent accountants is to be voted on at the Meeting, and it is intended that the persons named in the accompanying Proxy will vote for Price Waterhouse LLP. Price Waterhouse LLP acts as the independent accountants for certain of the other investment companies advised by MSAM. Although it is not expected that a representative of Price Waterhouse LLP will attend the Meeting, a representative will be available by telephone to respond to stockholder questions, if any.

     The Board's policy regarding engaging independent accountants' services is that management may engage the Fund's principal independent accountants to perform any services normally provided by independent accounting firms, provided that such services meet any and all of the independence requirements of the American Institute of Certified Public Accountants and the Commission. In accordance with this policy, the Audit Committee reviews and approves all services provided by the independent accountants prior to their being rendered. The Board of Directors also receives a report from its Audit Committee relating to all services that have been performed by the Fund's independent accountants.

     The ratification of the selection of independent accountants requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 2.

             APPROVAL OR DISAPPROVAL OF THE INVESTMENT ADVISORY AND
                              MANAGEMENT AGREEMENT
                                (PROPOSAL NO. 3)


     The Fund entered into an Investment Advisory and Management Agreement on February 3, 1994 (the "Prior Management Agreement"), with MSAM. The Prior Management Agreement was approved by the Fund's Board of Directors, including a majority of the Directors who are not interested persons of the Fund, on January 28, 1994 and was approved by the initial stockholder of the Fund on January 28, 1994. The Prior Management Agreement expired by its terms on the second anniversary of the date the Fund's registration statement was declared effective, and would have continued in effect from year to year thereafter, provided such continuance was approved at least annually by an affirmative vote of a majority of the Fund's Directors who were neither parties to the Prior Management Agreement nor interested persons of the Fund or of the Manager or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Manager, as well as the affirmative vote of a majority of either the Fund's Board of Directors or the Fund's outstanding voting securities. Due to the absence of a majority of directors who were not interested persons of the Fund or the Manager at a meeting of the Fund's Board of Directors held in January 1996, continuation of the Prior Management Agreement was not approved prior to the expiration thereof, which resulted in a termination of the Prior Management Agreement. The Fund's Board of Directors, including a majority of the directors who are not interested persons of the Fund or the Manager, subsequently approved a new management agreement, dated as of February 3, 1996 (the "Management Agreement"), on February 16, 1996. Under the 1940 Act, the Management Agreement must now be approved by the affirmative vote of a majority of the Fund's outstanding shares of Common Stock in order for it to be renewed. For this purpose, the "affirmative vote of a majority of the Fund's outstanding shares of Common Stock" means greater than 50% of all of the Fund's issued and outstanding shares of Common Stock. The terms of the Management Agreement, as approved by the Board of Directors of the Fund on February 16, 1996, are identical to the terms of the Prior Management Agreement, including the level of management fees (which is discussed below), except that the Management Agreement, if approved by stockholders, will expire on February 3, 1998, and will continue in effect from year to year thereafter, provided that such continuance is approved at least annually by an affirmative vote of a majority of the Fund's Directors who are neither parties to the Management Agreement nor interested persons of the Fund or of the Manager or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Manager, as well as an affirmative vote of a majority of either the Fund's Board of Directors or the Fund's outstanding voting securities. A copy of the Management Agreement is attached as Exhibit A.


THE MANAGER

     MSAM is a wholly owned subsidiary of Morgan Stanley Group Inc., and is registered under the U.S. Investment Advisers Act of 1940, as amended (the "Advisers Act"). It provides portfolio management and named fiduciary services to various closed-end and open-end companies, taxable and nontaxable institutions, international organizations and individuals investing in United States and international equities and fixed income securities. At March 31, 1996, MSAM had, together with its affiliated investment management companies, assets under management (including assets under fiduciary advisory control) totaling approximately $96.9 billion, of which approximately $6.9 billion was invested in developing or emerging country markets.

     As an investment adviser, MSAM emphasizes a global investment strategy and benefits from research coverage of a broad spectrum of investment opportunities worldwide. MSAM draws upon the capabilities of its asset management specialists located in its various offices throughout the world. It also draws upon the research capabilities of Morgan Stanley Group Inc. and its other affiliates, as well as the research and investment ideas of other companies whose brokerage services MSAM utilizes. The principal address of Morgan Stanley Group Inc. is 1585 Broadway, New York, New York 10036.

     The following table sets forth information relating to certain of the registered investment companies, including the Fund, for which MSAM acts as the investment adviser:

                                             NET ASSETS
                                                AS OF                      MANAGEMENT FEE
           INVESTMENT COMPANY              MARCH 31, 1996       (ANNUAL RATE OF MSAM'S COMPENSATION)
-----------------------------------------  ---------------     --------------------------------------
Morgan Stanley Institutional Fund,
  Inc.(1)
  -- Active Country Allocation
     Portfolio...........................  $   193,571,917     0.65% of average daily net assets
  -- Aggressive Equity Portfolio.........  $    41,310,338     0.80% of average daily net assets
  -- Asian Equity Portfolio..............  $   422,638,274     0.80% of average daily net assets
  -- Balanced Portfolio..................  $    20,208,877     0.50% of average daily net assets
  -- China Growth Portfolio(2)...........  $           -0-     1.00% of average daily net assets
  -- Emerging Growth Portfolio...........  $   115,009,033     1.00% of average daily net assets
  -- Emerging Markets Debt Portfolio.....  $   171,323,112     1.00% of average daily net assets
  -- Emerging Markets Portfolio..........  $ 1,107,222,464     1.25% of average daily net assets
  -- Equity Growth Portfolio.............  $   176,138,724     0.60% of average daily net assets
  -- European Equity Portfolio...........  $    95,033,515     1.00% of average daily net assets
  -- Fixed Income Portfolio..............  $   172,067,389     0.35% of average daily net assets
  -- Global Equity Portfolio.............  $    75,258,224     0.80% of average daily net assets
  -- Global Fixed Income Portfolio.......  $   100,635,423     0.40% of average daily net assets
  -- Gold Portfolio......................  $    13,605,727     1.00% of average daily net assets(3)
  -- Growth and Income Fund(2)...........  $           -0-     0.75% of average daily net assets
  -- High Yield Portfolio................  $    66,831,980     0.50% of average daily net assets
  -- International Equity Portfolio......  $ 1,867,917,357     0.80% of average daily net assets
  -- International Magnum Portfolio......  $     3,567,642     0.80% of average daily net assets
  -- International Small Cap Portfolio...  $   211,054,707     0.95% of average daily net assets
  -- Japanese Equity Portfolio...........  $   184,722,866     0.80% of average daily net assets
  -- Latin American Portfolio............  $    20,741,435     1.10% of average daily net assets
  -- Money Market Portfolio..............  $ 1,072,229,101     0.30% of average daily net assets
  -- Mortgaged-Backed Securities
     Portfolio(2)........................  $           -0-     0.30% of average daily net assets
  -- Municipal Bond Portfolio............  $    45,436,875     0.30% of average daily net assets
  -- Municipal Money Market Portfolio....  $   527,643,094     0.30% of average daily net assets
  -- Small Cap Value Equity Portfolio....  $    55,380,518     0.85% of average daily net assets
  -- U.S. Real Estate Portfolio..........  $    98,720,584     0.80% of average daily net assets
  -- Value Equity Portfolio..............  $   160,543,956     0.50% of average daily net assets
PCS Cash Fund, Inc.
  -- Government Obligations Portfolio....  $    49,582,159     0.45% of the first $250 million of
                                                               average daily net assets
                                                               0.40% of the next $250 million of
                                                               average daily net assets
                                                               0.35% of the excess over $500 million
                                                               of average daily net assets

                                             NET ASSETS
                                                AS OF                      MANAGEMENT FEE
           INVESTMENT COMPANY              MARCH 31, 1996       (ANNUAL RATE OF MSAM'S COMPENSATION)
-----------------------------------------  ---------------     --------------------------------------
  -- Money Market Portfolio..............  $   158,625,616     0.45% of the first $250 million of
                                                               average daily net assets
                                                               0.40% of the next $250 million of
                                                               average daily net assets
                                                               0.35% of the excess over $500 million
                                                               of average daily net assets
Morgan Stanley Fund, Inc.(4)
  -- American Value Fund.................  $    47,277,202     0.85% of average daily net assets
  -- Aggressive Equity...................  $     6,726,546     0.90% of average daily net assets
  -- Asian Growth Fund...................  $   443,350,485     1.00% of average daily net assets
  -- Emerging Markets Fund...............  $   115,655,027     1.25% of average daily net assets
  -- Global Equity Allocation Fund.......  $   119,624,261     1.00% of average daily net assets
  -- Global Fixed Income Fund............  $    18,312,977     0.75% of average daily net assets
  -- High Yield Fund(5)..................  $           -0-     0.75% of average daily net assets
  -- Japanese Equity Fund(5).............  $           -0-     1.00% of average daily net assets
  -- International Magnum Fund(5) .......  $           -0-     1.00% of average daily net assets
  -- Latin America Fund..................  $    19,300,020     1.25% of average daily net assets
  -- Money Market Fund(2)................  $           -0-     0.35% of average daily net assets
  -- U.S. Real Estate Fund(5) ...........  $           -0-     1.00% of average daily net assets
  -- Worldwide High Income Fund..........  $    93,786,723     0.75% of average daily net assets
Morgan Stanley Africa Investment Fund,
  Inc. ..................................  $   261,887,424     1.20% of average weekly net assets
Morgan Stanley Asia-Pacific Fund,                              1.00% of average weekly net assets
  Inc. ..................................  $   808,283,815
Morgan Stanley Emerging Markets Fund, Inc. $   367,788,021     1.25% of average weekly net assets
Morgan Stanley Emerging Markets Debt
  Fund, Inc. ............................  $   273,843,367     1.00% of average weekly net assets
Morgan Stanley Global Opportunity Bond
  Fund, Inc. ............................  $    53,760,967     1.00% of average weekly net assets
The Morgan Stanley High Yield Fund,
  Inc. ..................................  $   118,682,145     0.70% of average weekly net assets
Morgan Stanley India Investment Fund,
  Inc. ..................................  $   370,274,660     1.10% of average weekly net assets
The Brazilian Investment Fund, Inc. .....  $    41,391,585     0.90% of the first $50 million of
                                                               average weekly net assets
                                                               0.70% of the next $50 million of
                                                               average weekly net assets
                                                               0.50% of the excess over $100 million
                                                               of average weekly net assets
The Latin American Discovery Fund, Inc. .. $   146,943,799     0.75% of average weekly net assets of
                                                               average weekly net assets

                                             NET ASSETS
                                                AS OF                      MANAGEMENT FEE
           INVESTMENT COMPANY              MARCH 31, 1996       (ANNUAL RATE OF MSAM'S COMPENSATION)
-----------------------------------------  ---------------     --------------------------------------
The Malaysia Fund, Inc. .................  $   207,664,542     0.90% of the first $50 million of
                                                               average weekly net assets
                                                               0.70% of the next $50 million of
                                                               average weekly net assets
                                                               0.50% of the excess over $100 million
                                                               of average weekly net assets
The Pakistan Investment Fund, Inc. ......  $    79,319,883     1.00% of average weekly net assets of
                                                               average weekly net assets
The Thai Fund, Inc. .....................  $   339,337,016     0.90% of the first $50 million of
                                                               average weekly net assets
                                                               0.70% of the next $50 million of
                                                               average weekly net assets
                                                               0.50% of the excess over $100 million
                                                               of average weekly net assets
The Turkish Investment Fund, Inc. .......  $    40,753,457     0.95% of the first $50 million of
                                                               average weekly net assets
                                                               0.75% of the next $50 million of
                                                               average weekly net assets
                                                               0.55% of the excess over $100 million
                                                               of average weekly net assets

---------------
(1) Includes Class A and Class B shares.

(2) Currently Inactive.

(3) Management fee includes a 0.40% sub-advisory fee payable by the Manager.

(4) Includes Class A, Class B and Class C shares.

(5) As of March 31, 1996, such portfolio had not yet commenced operations.

     Certain information regarding the directors and the principal executive officers of the Manager is set forth below.

                                                                 PRINCIPAL OCCUPATION AND
      NAME AND ADDRESS          POSITION WITH MSAM                  OTHER INFORMATION
----------------------------  -----------------------    ----------------------------------------
Barton M. Biggs*............  Chairman, Director and     Managing Director of Morgan Stanley &
                              Managing Director            Co. Incorporated; Chairman of Morgan
                                                           Stanley Asset Management Limited

Peter A. Nadosy*............  Vice Chairman, Director    Managing Director of Morgan Stanley &
                              and Managing Director        Co. Incorporated; Director of Morgan
                                                           Stanley Asset Management Limited

James M. Allwin*............  President, Director        Managing Director of Morgan Stanley &
                              and Managing Director        Co. Incorporated; President of Morgan
                                                           Stanley Realty Inc.

Gordon S. Gray*.............  Director and               Managing Director of Morgan Stanley &
                              Managing Director            Co. Incorporated; Director of Morgan
                                                           Stanley Asset Management Limited

Dennis G. Sherva*...........  Director and               Managing Director of Morgan Stanley &
                              Managing Director            Co. Incorporated

---------------
 * Business Address: 1221 Avenue of the Americas, New York, New York 10020

TERMS OF MANAGEMENT AGREEMENT

     Under the terms of the Management Agreement, the Manager makes all investment decisions, prepares and makes available research and statistical data, and supervises the purchase and sale of securities on behalf of the Fund, including the selection of brokers and dealers to carry out the transactions, all in accordance with the Fund's investment objective and policies, under the direction and control of the Fund's Board of Directors. The Manager is also responsible for maintaining records and furnishing or causing to be furnished all required records or other information of the Fund to the extent such records, reports and other information are not maintained or furnished by the Fund's administrators, custodians or other agents. The Manager pays the salaries and expenses of the Fund's officers and employees, as well as the fees and expenses of the Fund's Directors, who are directors, officers or employees of the Manager or any of its affiliates. However, the Fund bears travel expenses or an appropriate fraction thereof of officers and Directors of the Fund who are directors, officers or employees of the Manager or its affiliates to the extent that such expenses relate to attendance at meetings of the Fund's Board of Directors or any committee thereof.

     The Fund pays all of its other expenses, including, among others, organization expenses (but not the overhead or employee costs of the Manager); legal fees and expenses of counsel to the Fund; auditing and accounting expenses; taxes and governmental fees; listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund's custodians, subcustodians, transfer agents and registrars; fees and expenses with respect to administration, except as may be provided otherwise pursuant to administration agreements; expenses for portfolio pricing services by a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering and underwriting of shares issued by the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions and other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to stockholders; expenses of the dividend reinvestment and share purchase plan (except for brokerage expenses paid by participants in such plan); costs of stationery; any litigation expenses; and costs of stockholders' and other meetings.

     For services under the Management Agreement, the Manager receives a fee, computed weekly and payable monthly, at an annual rate of 1.20% of the Fund's average weekly net assets. The Fund's management and advisory fees are higher than advisory fees paid by most other U.S. investment companies, primarily because of the additional time and expense required of the Manager in pursuing the Fund's objective of investing in securities of African issuers and debt securities issued or guaranteed by African governments or governmental entities. This investment objective entails additional time and expense because available public information concerning securities of African issuers is limited in comparison to that available for U.S. companies and accounting standards are more flexible. In addition, available research concerning African issuers is not comparable to available research concerning U.S. companies. The aggregate fee paid to the Manager for the fiscal year ended December 31, 1995 was $2,851,000. The aggregate fees paid to the Manager for the period from February 14, 1994, the date of the commencement of the Fund's operations, to December 31, 1994 was $2,232,585.

     Under the Management Agreement, the Manager is permitted to provide investment advisory services to other clients, including clients who may invest in African securities. Conversely, information furnished by others to the Manager in the course of providing services to clients other than the Fund may be useful to the Manager in providing services to the Fund.


     The Management Agreement, if approved by the stockholders at the Meeting, will be effective until February 3, 1998 and will continue in effect from year to year thereafter provided such continuance is specifically approved at least annually by (i) a vote of a majority of those members of the Board of Directors of the Fund who are neither parties of the Management Agreement nor interested persons of the Fund or of the Manager or any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Manager, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority vote of either the Fund's Board of Directors or the Fund's outstanding voting securities. The Management Agreement may be terminated at any time without payment of penalty by the Fund or by the Manager upon 60 days' written notice. The Management Agreement will automatically terminate in the event of its assignment, as defined under the 1940 Act.


     Under the Management Agreement, the Fund agrees to indemnify the Manager for any losses, costs and expenses incurred or suffered by the Manager arising from any action, proceeding or claims which may be brought against the Manager in connection with the performance or non-performance in good faith of its functions under the Management Agreement, except losses, costs and expenses resulting from willful misfeasance, bad faith or gross negligence in the performance of the Manager's duties or from reckless disregard of the Manager's obligations and duties under the Management Agreement. In addition, the Management Agreement provides that the Manager will not be liable for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in connection with matters to which the Management Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties, or from reckless disregard by it of its obligations and duties under the Management Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS


     In considering the approval of the Management Agreement, the Board of Directors requested and reviewed various materials, including materials furnished by MSAM. These materials included information regarding MSAM (and its affiliated companies), its personnel, operations, financial condition and investment philosophy. MSAM also provided information regarding the performance records and expenses of other funds advised by MSAM. The Board of Directors also considered that the terms of the Management Agreement are substantially identical to the terms of the Prior Management Agreement, including the level of fees.



     In connection with the approval of the Management Agreement, the Board of Directors considered that the Fund's total operating expenses were anticipated to be the same as they were before expiration of the Prior Management Agreement, and that MSAM was expected to provide the same level, quality and types of investment advisory services as it did under the Prior Management Agreement.


     The Board of Directors also took into account the financial strength of MSAM and its management, personnel and operations, and the commitment of MSAM to the financial services industry. The Board of Directors based their determinations in this regard on discussions with representatives of MSAM at a meeting of the Board of Directors held on February 16, 1996, and a review of materials forwarded by MSAM in connection with the meeting. These materials included MSAM's annual report and various documents outlining the history and current operations of MSAM and the funds that it advises, as well as opportunities for the Fund to request other information which counsel for the Board of Directors believed to be relevant to this review.


     Based on the considerations set forth above, the Board of Directors, including the Directors of the Fund who are not "interested persons," have determined that approval of the Management Agreement is in the best interest of the Fund and its stockholders. In addition, MSAM expects that there will be no diminution in the scope and quality of services provided by it to the Fund as a result of the expiration of the Prior Management Agreement. The Board of Directors believes that the Fund should receive investment advisory services under the Management Agreement equal to those that it received under the Prior Management Agreement.


PORTFOLIO TRANSACTIONS AND BROKERAGE

     The Manager places orders for securities to be purchased by the Fund. The primary objective of the Manager in choosing brokers for the purchase and sale of securities for the Fund's portfolio is to obtain the most favorable net results taking into account such factors as price, commission, size of order, difficulty of execution, and the degree of skill required of the broker-dealer. The capability and financial condition of the broker may also be criteria for the choice of that broker. The placing and execution of orders for the Fund is also subject to restrictions under U.S. securities laws, including certain prohibitions against trading among the Fund and its affiliates (including the Manager and its affiliates). The Fund may utilize affiliates of the Manager in connection with the purchase or sale of securities in accordance with rules or exemptive orders adopted by the Commission when the Manager believes that the charge for the transaction does not exceed usual and customary levels. In addition, the Fund may purchase securities in a placement for which affiliates of the Manager have acted as agent to or for issuers, consistent with applicable rules adopted by the Commission or regulatory authorization, if necessary. The Fund will not purchase securities from or sell securities to any affiliate of the Manager acting as principal.

     The Manager on behalf of the Fund may place brokerage transactions through brokers who provide it with investment research services, including market and statistical information and quotations for the Fund's portfolio valuation purposes. The terms "investment research" and "market and statistical information and quotations" include advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities and potential buyers or sellers of securities, as well as the furnishing of analyses and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy, each and all as consistent with those services mentioned in Section 28(e) of the Securities Exchange Act of 1934, as amended.

     Research provided to the Manager in advising the Fund is in addition to and not in lieu of the services required to be performed by the Manager itself, and the Manager's fees will not be reduced as a result of the receipt of such supplemental information. It is the opinion of the management of the Fund that such information is only supplementary to the Manager's own research efforts, since the information must still be analyzed, weighed and reviewed by the Manager's staff. Such information may be useful to the Manager in providing services to clients other than the Fund, and not all such information is necessarily used by the Manager in connection with the Fund. Conversely, information provided to the Manager by brokers and dealers through whom other clients of the Manager effect securities transactions may prove useful to the Manager in providing services to the Fund.

     The Fund's Board of Directors reviews at least annually the commissions allocated by the Manager on behalf of the Fund to determine if such allocations were reasonable in relation to the benefits inuring to the Fund. For the fiscal year ended December 31, 1995, no brokerage commissions were paid by the Fund to affiliates of the Manager.

REQUIRED VOTE


     Approval of the Management Agreement requires the affirmative vote of a majority of the Fund's outstanding shares, which for this purpose means the lesser of (1) the holders of more than 50% of the outstanding shares of the Fund or (2) the holders of 67% or more of the shares present at the Meeting if more than 50% of the shares are present at the Meeting in person or by proxy. For this purpose, both abstentions and broker non-votes will have the effect of a vote to disapprove the continuance of the Management Agreement. As discussed above, the approval of the Management Agreement by the directors, including those directors who are not interested persons, has been obtained. If the Management Agreement is not approved by stockholders of the Fund, the Board of Directors will decide the appropriate actions to be taken with respect to the Fund's investment advisory arrangement at that time.


     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 3.

                             STOCKHOLDER PROPOSALS

     From time to time, the individual stockholders of the Fund may submit proposals which they believe should be voted upon by the stockholders. This year, the following two proposals have been submitted. Each was accompanied by a supporting statement and notice of intention to present the proposal for action at the Annual Meeting.

     Each stockholder proponent must appear personally or by proxy at the Annual Meeting to present its proposal for action. Approval of each of the stockholder proposals requires an affirmative vote of the majority of the votes cast. Unless marked to the contrary, proxies received will be voted against the stockholder proposals.

PROPOSAL NO. 4


     Mr. Robert LaNeil Schaefer, 345 Lincoln Avenue, #1124, Amherst, Massachusetts 01002-1937, has given notice that he intends to present for action at the Meeting the following proposal:

     "Whereas:

          1. On average, African stocks outside of South Africa presently have much lower Price to Earnings and Price to Book Value ratios than South African stocks.


          2. The Fund presently has well over 50% of its assets in South African securities even though the Fund is called Morgan Stanley Africa Investment Fund, and even though South Africa occupies only 4.0% of the land area of Africa and has only a 6.3% of its population. (Source: The World Almanac 1995, pp. 819, 820, 839.)



     Therefore, it is requested and recommended that the Board of Directors of the Fund take the steps necessary, including amendment of the Fund's existing Charter and/or Bylaws, to revise fundamental investment policy as follows:



          No active investment may be made in a country while the total value of securities from that country exceed 25% of the net assets of the Fund.



          The total value of securities from any country may not exceed 30% of the net assets of the Fund."


     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL NO. 4 FOR THE FOLLOWING REASONS:

     The Fund's overall objective is to maximize total return of the Fund on behalf of its stockholders. Although South Africa occupies only 4% of the land area of Africa and has approximately 6% of the population of Africa, over 90% of Africa's current stock market capitalization, which stands at approximately $275 billion, is represented by the market capitalization of South Africa. In comparison, only 63% of the Fund's equity holdings is represented by South African investments as of March 31, 1996. Therefore, the Fund is actually under-invested in South African equities when viewed on the basis of the continent's total market capitalization. Additionally, the Fund believes that the implementation of the investment restrictions proposed by the stockholder would, based on the Fund's estimates of the current market capitalization of South Africa, eliminate over half of the Fund's available investments in Africa, and would likely have a substantial impact on the ability of the Fund to meet its investment objective.

     As the stockholder mentions in his proposal, other African markets trade at lower price to earnings, price to book and price to cash earning multiples than the South African stock market. The Fund is increasing its holdings in these markets. Since the fourth quarter of 1994, the Fund has invested in Zimbabwe, Ghana, Mauritius and Egypt. As of March 31, 1996, equity investments in these countries represent approximately 12% of the Fund's assets. Despite the Fund's efforts to increase its equity investments in these countries even further, the Fund has been hampered by the fact that markets in these countries are very small and illiquid, making it difficult for the Fund to acquire such equity investments. Nevertheless, the Fund is actively pursuing investments in these and other potential markets. Where difficulties exist in making equity investments in African markets, the Fund may invest in debt obligations issued by African governments. As of March 31, 1996, approximately 11% of the Fund's total assets is invested in debt obligations issued by Algeria, the Ivory Coast, Morocco and Nigeria.

     When making investment decisions, many factors should be considered in addition to price to earnings and price to book value ratios. These include consideration of political and economic factors in the country in which the issuer is located, foreign investment restrictions, the availability of appropriate custodial arrangements and market liquidity. Such factors or restrictions will affect the Fund's ability to invest in markets other than South Africa.

     As stated above, the overall objective of the Fund is to maximize total return of the Fund on behalf of its stockholders. Therefore, if there is greater near term potential for capital appreciation in South Africa, the

Fund should have the flexibility to be able to marginally increase its weighting in that market if that is in the best interest of the stockholders. The investment restrictions proposed by the stockholder, if implemented, would limit such flexibility. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL NO. 4, AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

     Approval of this proposal, if properly presented, requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

PROPOSAL NO. 5


     Mr. Robert LaNeil Schaefer, 345 Lincoln Avenue, #1124, Amherst, Massachusetts 01002-1937, has given notice that he intends to present for action at the Meeting the following proposal:


     "Whereas:


          1. Rights offerings would significantly reduce the net asset value per share of the Fund.



          2. Rights offerings would largely increase the supply of the Fund's shares and, therefore, by the law of supply and demand, rights offerings would exert a significant downward pressure on the market price of the Fund's shares.


          3. In my opinion, rights offerings could increase the size of the Fund to the point where it becomes very difficult for the Fund to invest in smaller and better valued stock markets in Africa.


          4. In my opinion, rights offerings usually are made after the market price of a fund's shares has been on a significant uptrend and is quite possibly near a significant downtrend.


          5. In my opinion, rights offerings are proposed by management for the primary purpose of increasing their total management fees.

          6. Rights offerings tend to coerce present shareholders to buy more shares.

          7. Rights offerings usually have a sales load of around 4% on new shares purchased, while shares purchased on the open market do not have a sales load.

          8. When a shareholder exercises or sells rights, he or she usually must pay an additional brokerage commission or fee.

          9. Rights offerings cause major tax accounting difficulties for many shareholders.

          10. The Fund manager is known for its very high frequency of rights offerings with its older closed-end funds.


     Therefore, it is requested and recommended that the Board of Directors of the Fund take the steps necessary, including amendment of the Fund's existing Charter and/or Bylaws, to ensure that there will be no rights offerings by the Fund at anytime in the future."


     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL NO. 5 FOR THE FOLLOWING REASONS:

     Rights offerings are one of the means for a registered investment company, such as the Fund, to raise additional capital for purposes of taking advantage of investment opportunities when market conditions warrant. Management of the Fund believes that rights offerings can reward the Fund's existing stockholders by giving them the opportunity to purchase additional shares of Common Stock at a price below market and net asset value and invest the proceeds (net of offering expenses) at a time when market opportunities are, in the opinion of management, available to enhance stockholder return.

     The Fund will only conduct a rights offering if the Board of Directors believes that there are compelling reasons for such an offering and that the offering is in the best interests of the Fund and its stockholders. Additionally, contrary to the stockholder's assertions, the Board of Directors of the Fund could not, without violating its fiduciary duties to the Fund and its stockholders, conduct a rights offering for the primary purpose of increasing the fees of the Manager. Furthermore, if the Board of Directors believed that increasing the assets of the Fund would make it difficult for the Fund to invest its assets in a manner beneficial to the stockholders of the Fund, the Board would not approve a rights offering.

     The Fund believes that the decision to raise additional capital through rights offerings is properly left to the Board of Directors which, in the Fund's opinion, can effectively evaluate and consider numerous factors, including market conditions, investment opportunities available to the Fund and the interests of the stockholders of the Fund. Furthermore, leaving the decision to the Board of Directors provides the necessary flexibility to allow the Fund to act quickly to take advantage of any such investment opportunities.


     As an alternative to a rights offering, a registered investment company can, under certain conditions, conduct a secondary offering of its shares. However, a secondary offering does not ensure that stockholders will be able to purchase any of the shares being offered and entails significant additional risks due to the requirements imposed under the 1940 Act. For example, in order for a secondary offering to be successfully completed, the Fund's shares need to be trading at a significant premium to the net asset value of such shares during the offering period. If the premium at which such shares were trading declines to an unacceptable level at any time prior to the closing of the offering, there would be a substantial risk that the offering would not be completed, resulting in a substantial cost to the Fund.


     The stockholder's proposal, if implemented by the Board of Directors, would diminish the Fund's ability to act upon market conditions and available opportunities. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL NO. 5, AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

     Approval of this proposal, if properly presented, requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Fund's management, the following persons owned beneficially more than 5% of the Fund's outstanding shares at April 26, 1996:

              NAME AND ADDRESS OF                          AMOUNT AND NATURE OF            PERCENT OF
                BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP              CLASS
------------------------------------------------  ---------------------------------------  ----------
President and Fellows of Harvard College........  794,400 shares, with sole voting power      5.14%
c/o Harvard Management Company, Inc.              and sole dispositive power.*
600 Atlantic Avenue
Boston, MA 02210
Lazard Freres & Co. LLC.........................  819,700 shares, with sole voting
30 Rockefeller Plaza                              power and sole dispositive power;
New York, NY 10020                                15,000 shares, with no voting power
                                                  and sole dispositive power.**               5.40%

---------------
 * Based on a Schedule 13G filed by the President and Fellows of Harvard College with the Commission on February 14, 1996.

** Based on a Schedule 13G filed by Lazard Freres & Co. LLC with the Commission on February 20, 1996.

                                 OTHER MATTERS

     No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interests of the Fund.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING


     A stockholder's proposal intended to be presented at the Fund's Annual Meeting of Stockholders in 1997 must be received by the Fund on or before January 21, 1997, in order to be included in the Fund's proxy statement and form of proxy relating to that meeting.


                                          VALERIE Y. LEWIS
                                          Secretary

Dated: May 17, 1996


     STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                            INVESTMENT ADVISORY AND
                              MANAGEMENT AGREEMENT


     AGREEMENT, dated as of February 3, 1996, between MORGAN STANLEY AFRICA INVESTMENT FUND, INC., a Maryland corporation (the "Fund"), and MORGAN STANLEY ASSET MANAGEMENT INC., a Delaware corporation (the "Investment Manager").


     WHEREAS, the Fund is a closed-end, non-diversified management investment company registered under the U.S. Investment Company Act of 1940, as amended (the "1940 Act"), shares of common stock of which are registered under the Securities Act of 1933, as amended; and


     WHEREAS, the Fund's investment objective is long term capital appreciation which it seeks to achieve by investing primarily in equity securities of African issuers (as defined in the Prospectus dated February 3, 1994 (the "Prospectus") contained in the Fund's Registration Statement on Form N-2 (File Nos. 33-72896 and 811-8218) (the "Registration Statement")), and by investing, from time to time, in Sovereign Debt (as defined in the Prospectus); and


     WHEREAS, the Fund desires to retain the Investment Manager to render investment management services with respect to its assets and the Investment Manager is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants hereafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. Appointment of Investment Manager.

          (a) The Fund hereby employs the Investment Manager for the period and on the terms and conditions set forth herein, subject at all times to the supervision of the Board of Directors of the Fund, to:

             (i) Make all investment decisions for the assets of the Fund and manage the investment and reinvestment of those assets in accordance with the investment objective and policies of the Fund, as set forth in the Fund's Prospectus, and subject always to the restrictions of the Fund's Articles of Incorporation and By-Laws, as amended or restated from time to time, the provisions of the 1940 Act and the Fund's investment objective and policies and investment restrictions, as the same are set forth in the Fund's Prospectus. Should the Board of Directors of the Fund at any time make any definite determination as to investment policy and notify the Investment Manager thereof, the Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Fund and to place all orders for the purchase or sale of portfolio securities for the Fund with brokers or dealers selected by it and, in connection therewith, the Investment Manager is authorized as agent of the Fund to give instructions to the custodians from time to time of the Fund's assets as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Investment Manager is directed at all times to seek to obtain for the Fund the most favorable net results as determined by the Board of Directors of the Fund. Subject to this requirement and the provisions of the 1940 Act, the U.S. Securities Exchange Act of 1934, as amended, and any other applicable provisions of law, nothing shall prohibit the Investment Manager from selecting brokers or dealers with which it or the

        Fund is affiliated or which provide the Investment Manager with investment research services as described in the Fund's Prospectus;

             (ii) Prepare and make available to the Fund research and statistical data in connection therewith; and

             (iii) Maintain or cause to be maintained for the Fund all books and records required under the 1940 Act, to the extent that such books and records are not maintained or furnished by administrators, custodians or other agents of the Fund.

          (b) The Investment Manager accepts such employment and agrees during the term of this Agreement to render such services, to permit any of its directors, officers or employees to serve without compensation as directors or officers of the Fund if elected to such positions, and to assume the obligations set forth herein for the compensation herein provided. The Investment Manager shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     2. Compensation. For the services and facilities described in Section 1, the Fund agrees to pay in United States dollars to the Investment Manager, a fee, computed weekly and payable monthly, at an annual rate of 1.20% of the Fund's average weekly net assets. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that this Agreement is in effect during such month and year, respectively.

     3. Investment in Fund Stock. The Investment Manager agrees that it will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund other than for investment.


     4. Non-Exclusivity of Services. Nothing herein shall be construed as prohibiting the Investment Manager from providing investment advisory services to, or entering into investment advisory agreements with, any other clients (including other registered investment companies), including clients which may invest in African equity securities, so long as the Investment Manager's services to the Fund are not impaired thereby.


     5. Standard of Care; Indemnification.

          (a) The Investment Manager may rely on information reasonably believed by it to be accurate and reliable. Neither the Investment Manager nor its officers, directors, employees, agents or controlling persons (as defined in the 1940 Act) shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or by reason of reckless disregard on the part of the Investment Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Investment Manager, who may be or become an employee of the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Investment Manager.

          (b) The Fund agrees to indemnify and hold harmless the Investment Manager, its officers, directors, employees, agents, shareholders, controlling persons or other affiliates (each an "Indemnified Party"), for any losses, costs and expenses incurred or suffered by any Indemnified Party arising from any action, proceeding or claims which may be brought against such Indemnified Party in connection with the performance or non-performance in good faith of its functions under this Agreement, except losses, costs and expenses resulting from willful misfeasance, bad faith or gross negligence in the performance of such

     Indemnified Party's duties or from reckless disregard on the part of such Indemnified Party of such Indemnified Party's obligations and duties under this Agreement.

     6. Allocation of Charges and Expenses.

          (a) The Investment Manager shall assume and pay for maintaining its staff and personnel, and shall, at its own expense, provide the equipment, office space and facilities necessary to perform its obligations hereunder. The Investment Manager shall pay the salaries and expenses of such of the Fund's officers and employees and any fees and expenses of such of the Fund's directors who are directors, officers or employees of the Investment Manager or any of its affiliates, provided, however, that the Fund, and not the Investment Manager, shall bear travel expenses or an appropriate fraction thereof of directors and officers of the Fund who are directors, officers or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof.

          (b) In addition to the fee of the Investment Manager, the Fund shall assume and pay the following expenses: organization expenses (but not the overhead or employee costs of the Investment Manager); legal fees and expenses of counsel to the Fund; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund's custodians, sub-custodians, investment advisers, transfer agents and registrars; fees and expenses with respect to administration, except as may be herein expressly provided otherwise; expenses for portfolio pricing services by a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering and underwriting of shares issued by the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to stockholders; expenses of the dividend reinvestment and cash purchase plan; costs of stationery; any litigation expenses; and costs of stockholders' and other meetings.

     7. Potential Conflicts of Interest.

          (a) Subject to applicable statutes and regulations, it is understood that directors, officers or agents of the Fund are or may be interested in the Investment Manager or its affiliates as directors, officers, employees, agents, shareholders or otherwise, and that the directors, officers, employees, agents or shareholders of the Investment Manager or its affiliates may be interested in the Fund as directors, officers, agents or otherwise.

          (b) If the Investment Manager considers the purchase or sale of securities for the Fund and other advisory clients of the Investment Manager at or about the same time, transactions in such securities will be made for the Fund and such other clients in a manner equitable to the Fund and such other clients or, insofar as feasible, in accordance with guidelines which may be adopted by the Board of Directors of the Fund.

     8. Duration and Termination.


          (a) Subject to obtaining the requisite stockholder approval as required under Section 15 of the 1940 Act, this Agreement shall be effective for a period of two years from the date first written above, and will continue in effect from year to year thereafter, provided that such continuance is specifically approved at least annually by (i) a vote of a majority of the members of the Fund's Board of Directors who are neither parties to this Agreement nor interested persons of the Fund or of the Investment Manager or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Investment Manager, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a vote of a majority of either the Fund's Board of Directors or the Fund's outstanding voting securities.

          (b) This Agreement may nevertheless be terminated at any time without payment of penalty by the Fund or by the Investment Manager upon 60 days' written notice. This Agreement shall automatically be terminated in the event of its assignment, provided, however, that a transaction which does not, in accordance with the 1940 Act, result in a change of actual control or management of the Investment Manager's business shall not be deemed to be an assignment for the purposes of this Agreement.

          (c) Termination of this Agreement shall not (i) affect the right of the Investment Manager to receive payments of any unpaid balance of the compensation described in Section 2 earned prior to such termination, or
     (ii) extinguish the Investment Manager's right of indemnification under
     Section 5.

     As used herein, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     9. Amendment. This Agreement may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Investment Manager, cast in person at a meeting called for the purpose of voting on such approval.

     10. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

     11. Notices. Any communication hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by mailing such communication, air mail postage prepaid, on the date on which such telex or facsimile is sent, to the address set forth below). Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall be made or delivered to that other person at the following relevant address (unless that other person has by fifteen (15) days' notice to the other specified another address):

     If to the Investment Manager:

         Morgan Stanley Asset Management Inc.
         1221 Avenue of the Americas
         New York, New York 10020
         Attention: General Counsel
         Telephone No.: (212) 296-7100
         Facsimile No.: (212) 921-5477
         Telex No.: (212) 680-1248

     If to the Fund:

         Morgan Stanley Africa Investment Fund, Inc.
         1221 Avenue of the Americas
         New York, New York 10020
         Attention: President
         Telephone No.: (212) 296-7100
         Facsimile No.: (212) 921-5477
         Telex No.: (212) 680-1248

Communications or documents made or delivered by personal delivery shall be deemed to have been received on the day of such delivery. Communications or documents made or delivered by telex or facsimile shall be deemed to have been received, if by telex, when acknowledged by the addressee's correct answer back code and, if by facsimile, upon production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; provided that a hard copy of the communication or document so made or delivered by telex or facsimile was posted the same day as the communication or document was made or delivered by electronic means.

     12. Jurisdiction. Each party hereto irrevocably agrees that any suit, action or proceeding against either of the Investment Manager or the Fund arising out of or relating to this Agreement shall be subject exclusively to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, and each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof in English by registered or certified mail, postage prepaid, to their respective addresses as set forth in this Agreement.

     13. Representation and Warranty of the Investment Manager. The Investment Manager represents and warrants that it is duly registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, and that it will use its reasonable efforts to maintain effective its registration during the term of this Agreement.

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties have executed this Investment Advisory and Management Agreement by their officers thereunto duly authorized as of the day and year first written above.

                                          MORGAN STANLEY AFRICA
                                          INVESTMENT FUND, INC.

                                          By: /s/ WARREN J. OLSEN
                                            ------------------------------------
                                            Name: Warren J. Olsen
                                            Title: President

                                          MORGAN STANLEY ASSET
                                          MANAGEMENT INC.

                                          By: /s/ WARREN J. OLSEN
                                            ------------------------------------
                                            Name: Warren J. Olsen

                                            Title: Principal

                                     PROXY


                   MORGAN STANLEY AFRICA INVESTMENT FUND, INC.

                    C/O MORGAN STANLEY ASSET MANAGEMENT INC.
                          1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints WARREN J. OLSEN, VALERIE Y. LEWIS and HAROLD J. SCHAAFF, JR., and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Company held of record by the undersigned on April 26, 1996 at the Annual Meeting of Stockholders to be held on June 3, 1996, and at any adjournment thereof.

     The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated May 17, 1996.



       (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)       SEE REVERSE
                                                                        SIDE

[X] Please mark your votes as in this sample.

1.  Election of the following nominees as Directors:

    FOR       WITHHELD

    [ ]         [ ]     Class I Nominees:   Peter J. Chase, David B. Gill and
                                            Warren J. Olsen


                         ______________________________________
                         For all nominees except as noted above


    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]

2. Ratification of the selection of Price Waterhouse LLP as independent accountants.

    FOR               AGAINST             ABSTAIN

    [ ]                 [ ]                 [ ]

3. Approval of the Investment Advisory and Management Agreement with Morgan Stanley Asset Management Inc.

    FOR               AGAINST             ABSTAIN

    [ ]                 [ ]                 [ ]

4. Stockholder proposal requesting and recommending that the Board of Directors take the necessary steps to revise certain fundamental investment policies.

    FOR               AGAINST             ABSTAIN

    [ ]                 [ ]                 [ ]

5. Stockholder proposal requesting and recommending that the Board of Directors take the necessary steps to ensure that there will be no further rights offerings by the Fund at any time in the future.

    FOR               AGAINST             ABSTAIN

    [ ]                 [ ]                 [ ]

6. In the discretion of such proxies, upon any and all other business as may properly come before the Meeting or any adjournment thereof.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE CLASS I NOMINEES AND IN FAVOR OF PROPOSAL NO. 2 AND PROPOSAL NO. 3 AND AGAINST PROPOSAL NO. 4 AND PROPOSAL NO. 5. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT SHOULD SIGN.


    SIGNATURES(S)___________________________________  DATE _______________, 1996

    When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer's office. If a partnership, please sign in partnership name. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.